EXHIBIT - 99.1
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NEWS RELEASE

SYNTEC CANCELS AGREEMENT

Vancouver, Canada   September 14, 2006  -  Syntec Biofuel Inc. ("Syntec USA")
wishes to advise that they have been unable to raise funding to acquire the Assets of the Canadian Company - Syntec Biofuel Inc. ("Syntec Canada") and the Agreement dated April, 7th 2006 as amended between Syntec USA ( previously operating as Netco Investments Inc) and Syntec Canada has been terminated.

For more information contact ir@syntecbiofuel.com or contact I.R. at 604-648-2095 or 604-648-2092

Syntec Biofuel Inc. trades on the OTC.B.B. under the symbol  'SYBF'   Email:
ir@syntecbiofuel.com or call